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                                                                     Exhibit 23c

                               CONSENT OF COUNSEL

      I hereby consent to the incorporation by reference in this Registration Statement of Meritor Automotive, Inc. ("Meritor") on Form S-3 of the references to me under the headings "Item 1. Business - Environmental Matters" and "Item 3. Legal Proceedings" in the Annual Report on Form 10-K of Meritor for the fiscal year ended September 30, 1997, and under the heading "Chief Financial Officer's Review Management's Discussion and Analysis - Environmental Matters" in Meritor's 1997 Annual Report to Shareowners, incorporated by reference in such Form 10-K.


                                          /s/ David W. Greenfield
                                          -----------------------------
                                                 David W. Greenfield

Date:  April 9, 1998